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                                                                    EXHIBIT 5.01

                                January 18, 2000

Hybrid Networks, Inc.
6409 Guadalupe Mines Road
San Jose, CA  95120-5000

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about January 18, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,500,000 shares of your Common Stock (the "Shares"), subject to issuance by you upon the exercise of stock options granted or to be granted by you under your 1999 Stock Option Plan (the "Plan"). In rendering this opinion, we have examined the following:

         (1) your annual report on Form 10-K for the year ended December 31, 1998 and your quarterly report on Form 10-K for the nine months ended September 30, 1999, together with the exhibits filed as a part thereof;

         (2) your registration statement on Form 8-A (File Number 000-23289) filed with the Commission on October 30, 1997;

         (3) the Registration Statement, together with the Exhibits filed as a part thereof, including the Plan;

         (4)   the stock option grant and exercise agreements under the Plan;

         (5) the Prospectus prepared in connection with the Registration Statement;

         (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

         (7)   the stock records that you have provided to us; and

         (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent


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investigation or other attempt to verify the accuracy of any of such information or to determine the existence or nonexistence of any other factual matters; HOWEVER, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, the currently effective Delaware General Corporation Law, and the existing laws of the State of California.

     Based upon the foregoing, it is our opinion that the Shares that may be issued and sold by you upon the exercise of stock options granted or to be granted under the Plan, when issued and sold in accordance with the Plan and stock option agreements to be entered into thereunder, and in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

                                          Very truly yours,

                                          /s/ Fenwick & West LLP

                                          FENWICK & WEST LLP


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